Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF IMH FINANCIAL CORPORATION

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence D. Bain, Chief Executive Officer and Chairman of IMH Financial Corporations, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2016 of IMH Financial Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 3, 2017	/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer and Chairman, IMH Financial Corporation